Exhibit 21.1

SUBSIDIARIES OF FOX CORPORATION

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Bento Box Entertainment, LLC	California
Big Ten Network Services, LLC	Delaware
Credible Labs Inc.	Delaware
Fox B10 Channel Partner, LLC	Delaware
Fox Broadcasting Company, LLC	Delaware
Fox News Network, LLC	Delaware
Fox Sports 1, LLC	Delaware
Fox Sports 2, LLC	Delaware
Fox Sports Holdings, LLC	Delaware
Fox Sports Productions, LLC	Delaware
Fox Television Holdings, LLC	Delaware
Fox Television Stations, LLC	Delaware
Fox/UTV Holdings, LLC	Delaware
Foxcorp Holdings LLC	Delaware
FSG Services, LLC	Delaware
KCOP Television, LLC	California
New Fox Services LLC	Delaware
New World Communications Group Incorporated	Delaware
New World Communications of Atlanta, Inc.	Delaware
New World Communications of Detroit, Inc.	Delaware
New World Communications of Tampa, Inc.	Delaware
New World Television Incorporated	Delaware
NW Communications of Phoenix, Inc.	Delaware
NW Communications of Texas, Inc.	Texas
NWC Acquisition Corporation	Delaware
NWC Holdings Corporation	Delaware
NWC Sub I Holdings Corporation	Delaware
NWC Sub II Holdings Corporation	Delaware
Tubi, Inc.	Delaware
UTV of San Francisco, LLC	California